UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

MICROVISION, INC.

(Exact Name of registrant as specified in charter)

Delaware	0-21221	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE

Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 415-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Microvision, Inc. announced that it has received a letter from the Nasdaq Stock Market determining that the company has regained compliance with Nasdaq Marketplace Rules requiring it to have a majority of independent directors. Stephen R. Willey, a director since 1995, resigned as a director on April 26, 2006. As the company’s President, Marketing & Sales for Asia, Mr. Willey is not an independent director. On April 27, 2006, the company was notified that as a result of the resignation of Dennis J. Reimer, an independent director, on April 10, 2006, the company had not been in compliance with Nasdaq Marketplace Rule 4350(c)(1) requiring it to have a majority of independent directors, and that it has regained compliance with that Nasdaq Marketplace Rule as a result of Mr. Willey’s resignation. Nasdaq’s Marketplace Rule 4803(a) requires that Microvision make a public announcement of Nasdaq’s letter and the Nasdaq rules on which it is based.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 26, 2006, Stephen R. Willey resigned from Microvision, Inc.’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Thomas M. Walker
Thomas M. Walker Vice President, General Counsel & Secretary

Date: April 28, 2006